Exhibit 99.1

First BanCorp

2016 Annual Company-Run Stress Test Results

Severely Adverse Scenario

Dodd-Frank Act Stress Test (DFAST)

Required Disclosure

October 24, 2016

Forward-Looking Statements

This report may contain “forward-looking statements” concerning the Corporation’s future economic and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of recent payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty as to the ultimate outcomes of actions resulting from the enactment by the U.S. government of the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems; uncertainty about whether the Corporation will be able to continue to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “New York Fed”), that, among other things, requires the Corporation to serve as a source of strength to FirstBank and that, except with the consent generally of the New York Fed and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), prohibits the Corporation from paying dividends to stockholders or receiving dividends from FirstBank, making payments on trust preferred securities or subordinated debt and incurring, increasing or guaranteeing debt or repurchasing any capital securities and uncertainty whether such consent will be provided for future interest payments on the subordinated debt despite the consents that enabled the Corporation to pay all the accrued but deferred interest payments plus the interest for the second and third quarters of 2016 on the Corporation’s subordinated debentures associated with its trust preferred securities; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s need to receive approval from the New York Fed and the Federal Reserve Board to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the FDIC, government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments or goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

1. Overview of First BanCorp and Adopted Stress Testing Framework

First BanCorp is a publicly traded financial holding corporation (FBP: NYSE) subject to regulation, supervision and examination by the Federal Reserve Board. The Corporation was incorporated under the laws of the Commonwealth of Puerto Rico to serve as the bank holding corporation for FirstBank Puerto Rico. FirstBank is subject to the supervision, examination and regulation of the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (“OCIF”, as its Spanish acronym), the Federal Deposit Insurance Corporation (“FDIC”), and the Consumer Financial Protection Bureau. Deposits are insured through the FDIC Deposit Insurance Fund.

The Corporation is a full service provider of financial services and products with operations in Puerto Rico, the State of Florida and the U.S. and British Virgin Islands. As of December 31, 2015, the Corporation had total assets of $12.6 billion, total deposits of $9.3 billion and total stockholders’ equity of $1.7 billion. The Corporation provides a wide range of financial services for retail, commercial and institutional clients. As of December 31, 2015, the Corporation controlled two wholly-owned subsidiaries: FirstBank, which is the Corporation’s principal banking subsidiary with total assets exceeding 99% of the Corporation’s total consolidated assets, and FirstBank Insurance Agency, Inc., a Puerto Rico-chartered insurance agency.

Dodd-Frank Act Stress Testing

In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act” or “DFA”), the Corporation conducted a stress test to evaluate its capital sufficiency to absorb potential losses resulting from stressful economic and financial market conditions. This stress testing exercise is intended to provide management, the Corporation’s Board of Directors, shareholders, and supervisors with a forward looking analysis to gauge the potential effect of a hypothetical severely adverse scenario, encompassing variables such as changes in capital markets or real estate prices, or unanticipated deterioration of borrowers’ repayment capacity.

In the case of the Corporation, management believed it was critical to adapt the stress testing exercise to include regional macroeconomic variables when projecting losses under a severely adverse scenario. Moreover, the Corporation is complying with regulatory guidance by following the same directional path as national economic activity variables across the entire projection period. In doing so, the Corporation is adopting a macroeconomic scenario that is highly severe in nature, in some cases deviating significantly from Puerto Rico’s historical experience. The Corporation is assuming unemployment rate in Puerto Rico reaches 17.5% under the severely adverse scenario, over 500 bps above the actual unemployment rate as of December 31, 2015. These levels have not been registered in Puerto Rico for almost 30 years (since 1987). Moreover, considerable declines in both commercial real estate and housing prices are registered under the severely adverse scenario, even though real estate prices in Puerto Rico have been significantly marked down in recent years.

Also, the Corporation opted to apply regional economic activity variables (such as GDP growth, unemployment rate, inflation rate, etc.) for Florida and USVI exposures, when available. Remaining stress testing variables, ranging from asset prices to interest rates, were modeled based on the national supervisory scenarios.

Adopted Stress Testing Framework

The stress test projections are based on credit exposures as of December 31, 2015 and extend over a nine-quarter planning horizon that begins on January 1, 2016 and ends on March 31, 2018 (“planning horizon” or “projection period”). As of December 31, 2015, the Corporation had an outstanding loan portfolio of $9.3 billion distributed among three geographic regions. The charts below illustrate the Corporation’s outstanding loan balance at the beginning of the projection period.

The effect that the severely adverse scenario has on the Corporation’s capital levels was estimated by forecasting the balance sheet, risk-weighted assets and net income over the projection period. These critical components were forecasted using the following targeted models:

1)	Credit risk models to project loan-level probability of default and loss given default, which represent the key components driving projected charge-off rates and provision for loan losses over the forecast period.

2)	Models to project the components of pre-provision net revenues (“PPNR”), including net interest income and non-interest items.

3)	Models to project balance sheet items and risk-weighted assets (“RWAs”), and

4)	Models to project capital ratios.

Third party models were licensed and utilized for certain projections, as well as internal models. It is important to note that an external model validation consultant assessed the conceptual soundness of the models including methodology, logic, and assumptions, as compared with industry leading and peer bank practices.

Stress Test Results

The results that are detailed in the following section show that the Corporation has sufficient capital to withstand a severely adverse scenario taking into consideration Basel III minimum requirements that have been in effect since 2015. This capital adequacy assessment reflects the Corporation’s improved capital position and risk profile resulting from key strategic initiatives adopted by management since 2009 to strengthen the Corporation’s financial condition and solidify its franchise position in Puerto Rico and its other operating regions.

2. Summary Results for the Severely Adverse Scenario

The following results reflect pro forma capital ratios for First BanCorp under the severely adverse scenario. Under these scenarios, capital ratios decline over the nine-quarter planning horizon as credit losses exceed PPNR generation.

Projected Stressed Capital Ratios through Q1 2018 in the Severely Adverse Scenario

	Actual	Stressed Pro-Forma Capital			Minimum Capital Ratios¹
Capital Ratio	Q4 2015	Q1 2018	9-qtr Minimum	Minimum Quarter	Adequately Capitalized	Well Capitalized
Total Risk-Based Capital	20.01%	16.41%	16.41%	Q1 2018	8.0%	10.0%
Tier-1 Risk-Based Capital	16.92%	12.45%	12.45%	Q1 2018	6.0%	8.0%
Common Equity Tier-1[2]	16.92%	11.99%	11.99%	Q1 2018	4.5%	6.5%
Tier-1 Leverage	12.22%	10.11%	10.11%	Q1 2018	4.0%	5.0%

[1]	As defined by regulatory agencies and Basel III Minimum Capital Requirements.
[2]	Common Equity Tier-1 calculated under Basel III is a non-GAAP measure.

It is important to note that the reduction in capital ratios was partially due to the implementation of Basel III requirements. For example, Tier-1 Risk-Based Capital ratio decreases by approximately 447 bps (from 16.92% in Q4-2015 to 12.45% in Q1-2018) under the severely adverse scenario. Of this 447 bps reduction, 167 bps are related to the implementation of Basel III rules.

Projected Net Income Before Taxes and PPNR through Q1 2018 in the Severely Adverse Scenario

Severely Adverse Scenario - Pro Forma
Item (in $ thousands)	9-Quarter Cumulative
Net Income (Loss) before Taxes	($509,267)
Provision for Loan Losses	$653,310

Pre-tax, Pre-Provision Net Revenue	$144,043

Projected Loan Losses by Type of Loan, Q1 2016 – Q1 2018 in the Severely Adverse Scenario

	Severely Adverse Scenario – Pro Forma
Loan Type	9-Quarter Cumulative Losses ($ millions)	9-Quarter Cumulative Loss Rates (%)[1]
Residential Mortgage	$133.1	4.6%
Commercial and Industrial[2]	$136.9	6.8%
Commercial Mortgage	$106.6	8.0%
Construction	$24.5	16.5%
Consumer and Finance Leases[3]	$260.3	16.5%

Total	$661.4	8.3%

[1]	The portfolio loss rate is calculated by dividing the nine quarter cumulative losses by the average loan balances over the same period .
[2]	Commercial and Industrial loans include public sector loans.
[3]	Consumer and Finance leases include all consumer loans, credit cards, finance leases, and auto loans.

3. Description of Types of Risks included in the Stress Test

From the Corporation’s perspective, risk can be defined as the potential that events, either expected or unexpected, may have an adverse impact on the Corporation’s earnings, capital, and/or enterprise value. Management identified certain key risks as core and fundamental to the ongoing operations of the Corporation. The stress test framework is one component of a comprehensive risk management strategy to measure, monitor, and control these risks. The Corporation’s core risk exposures include the following:

Credit Risk - Credit risk is defined as the Corporation’s exposure to borrowers’ or counterparties’ potential inability to perform on contractual obligations, including loans, transactions, investments, or other contractual arrangements or business activities. As described above, the adopted stress testing framework assesses the credit risk through the loan level modeling of probabilities of default and estimations of expected losses across all asset classes.

Market Risk - Market risk is defined as the Corporation’s exposure to adverse movements in market rates or prices, such as interest rates, foreign exchange rates, or equity prices, as well as the resulting variability of future cash flows and earnings. Interest rate risk arises from an adverse movement in interest rates.

Liquidity Risk - Liquidity risk is defined as the potential for the Corporation or its counterparties to fail to meet contractual obligations at the time they become due, as the result of an inability to liquidate assets or to obtain adequate funding in light of a significant market disruption. This may result in the risk that the Corporation will not have sufficient cash to meet the short term liquidity demands from deposit redemptions, withdrawals or the funding of loan commitments.

Operational Risk - Operational risk is the risk to earnings or capital from potential problems with the delivery of services or products. This risk is a function of internal controls, information systems, employee integrity and operating processes. It also includes risks associated with the Corporation’s preparedness for the occurrence of an unforeseen event.

Model Risk - Model risk measures the potential for adverse consequences based on incorrect or misused model outputs and reports. Model errors can contribute to incorrect valuations and lead to operational errors, inappropriate business decisions or incorrect financial entries. Model risk can be reduced substantially through rigorous model identification and validation process.

Concentration Risk - Concentration risk arises from an uneven distribution of exposures to borrowers, geographical regions, asset classes or product types.

The following chart describes how each of these risks are addressed within the stress testing framework:

Risk Category	Exposure Level	Stress Test Coverage	Description of Stress Test Implementation
Credit	High	Yes

•     Loan level modeling was developed to account for credit losses for C&I, CRE, construction, residential mortgage, auto, credit card and other consumer portfolio.

•     In addition, top-down benchmark models were developed to serve as an additional challenge to the results of the main models.

Market	High	Yes

•     Effect of changing interest rate curves are incorporated in the PPNR modeling under the Severely Adverse scenario.

•     Effect of market prices, such as the Dow Jones Industrial Average Index, was also modeled.

Liquidity	High	Yes

•     Balance projections for deposits and loans were developed based on regression analysis of market data and macroeconomic scenario.

•     Stress modeling of the Corporation’s main funding sources was completed to assess liquidity risk (i.e. core and brokered deposits, FHLB advances, etc.)

•     Resulting core liquidity ratio remained at adequate levels under the Severely Adverse scenario.

Operational	Medium	Partial

•     OREO balances modeled through regression analysis to determine adequate level of expenses throughout different scenarios.

•     Although no particular extraordinary event was modeled in terms of operational risk (i.e. major fraud, cyber-security breach and vendor management), given the Bank’s historical loss experience, as well as current insurance policies in place to address these potential issues, this risk was determined by management to be of low significance.

Model	Medium	Yes	• Extensive sensitivity and back testing analysis performed on all credit risk models. • External consultant conducted comprehensive model validation exercise.
Concentration	Medium	Yes

•     In terms of geographical concentration, regional economic variables are used for Puerto Rico, Virgin Islands, and Florida portfolios.

•     Several loan concentration (Healthcare, Hospitality, and Public sector) exposures where assessed individually in order to evaluate any potential idiosyncratic risks (on top of DFAST results).

4. Supervisory Severely Adverse Scenario

The 2016 DFAST regulatory exercise requires the use of national-level macroeconomic variables and the projections of those variables into the future under a distressed economic environment. Regulatory agencies provided a severely adverse scenario template, which the Corporation then used to forecast its balance sheet and income statement components under this economic scenario. Moreover, the Corporation developed market-based modeling assumptions specifically for DFAST balance sheet volume forecasts with the objective of designing a robust methodology to forecast loan and deposit volumes under a severely adverse economic scenario. Also, the Corporation developed these models for its three operating regions (Puerto Rico, Florida, and Eastern Caribbean Region) using regional economic activity variables, while following the same projected trend in variables shown in the national supervisory scenarios.

The supervisory severely adverse scenario is characterized by a severe recession, accompanied by a period of heightened corporate financial stress and negative yields for short-term U.S. Treasury securities. In this scenario, the level of real GDP begins to decline in the first quarter of 2016 and reaches a trough in the first quarter of 2017 and the unemployment rate increases by 5 percentage points by the middle of 2017.

Asset prices drop sharply in this scenario, accompanied by a surge in market volatility, which approaches the levels attained in the 2008 financial crisis. Housing prices and commercial real estate prices also register declines and the spread between yields on investment-grade corporate bonds and yields on long-term Treasury securities increases to 5 3⁄4 percent by the end of 2016, mainly driven by a deterioration in corporate financial conditions. As a result of the severe decline in real activity and subdued inflation, short-term Treasury rates fall to negative  1⁄2 percent by mid-2016 and remain at that level through the end of the scenario. This projection of negative short-term interest rates represents one of the main differences between the severely adverse scenario from last year’s stress testing exercise when compared to the 2016 DFAST exercise.

Regional Severely Adverse Scenario

Regional macroeconomic variable forecasts for Puerto Rico, Florida and USVI were indexed to national variable forecasts as required by supervisory guidelines. As such, variables projected path assumes same directionality as the national variables, with the directional trend being adjusted by the ratio of historical volatility between each of the regional and national variables. The chart below outlines all DFAST supervisory variables and their regional counterparts.

Forecasts were developed for main economic indicators across all operating regions. Given that each credit risk model used varied by asset class, different economic activity variables were used for each model. The chart below outlines the 9-quarter average of the five most important variables that went into the models and a summary comparison between national projections and regional projections for both real GDP growth and unemployment rate:

	Real GDP Growth*			Unemployment Rate			Inflation Rate			House Price Index Growth			CRE Index Growth
Period	Puerto Rico	Florida	USVI	Puerto Rico	Florida	USVI	Puerto Rico	Florida	USVI	Puerto Rico	Florida	USVI	All Regions
9Q Avg.	-4.72%	-1.91%	-4.72%	16.14%	8.9%	17.93%	-0.51%	0.78%	-0.51%	-18.78%	-14.64%	-18.78%	-16.47%

*	GNP was used instead of GDP for Puerto Rico, as GNP has historically been a more representative proxy of Puerto Rico’s economic output.

Real GDP Growth:

Average economic growth projection in the severely adverse scenario for Puerto Rico is -4.7%. This level markedly exceeds the most severe period registered in Puerto Rico in recent history. This scenario contrasts with the supervisory guidelines where the mainland economy is expected to shrink by an average of 1.9% throughout the projection period. US National real GDP growth projection was used for Florida and Puerto Rico real GDP growth projection was used for USVI.

Unemployment rate (seasonally adjusted):

Average unemployment rate in the severely adverse scenario for Puerto Rico is 16.1%, reaching its highest point during Q3 2017 when the rate increases to 17.5%. This level markedly exceeds the highest unemployment rate recorded in a prolonged period of time. This scenario contrasts with the supervisory guidelines were the mainland unemployment rate is expected to average 8.9% during the severely adverse scenario, reaching a high point of 10.0%.

Average unemployment rate for the Florida region is 10.5%, reaching its highest point during Q3 2017 when the rate increases to 12.1%. Average unemployment rate for the USVI region is 17.9%, reaching its highest point during Q3 2017 when the rate increases to 19.7%

5. Summary Description of the Methodologies used in the Stress Test

The Corporation followed a two-pronged methodology to calculate pre-tax net income under the severely adverse scenario. First, credit risk models were used to project expected losses across a 9-quarter period. Loss projections were then applied to PPNR model in order to produce pre-tax net income (including the provision for loan and lease losses, “PLLL”). The main underlying assumptions that went through the projected loss modeling process included:

1.	Credit risk modeling was conducted under a static portfolio assumption (as of December 31, 2015) that includes no additional new business; credit impact on projected new loan originations and changes in volume were adjusted during the PPNR modeling phase.

2.	Expected losses were calculated quarterly for the subsequent nine (9) quarters beginning Q1 2016.

3.	Allowance for loan losses (“ALLL”) at the end of the projection period was computed using net charge-offs projections from Q2 2018 through Q1 2019.

After net charge-off rates were calculated, the PPNR model was used to project the PLLL and other income statement items following these modeling methodologies:

1.	Interest rate projections were based on supervisory guidance under the Severely Adverse scenario. Libor swap curve was derived from US Treasury yield curve for each tenor.

2.	In terms of funding costs, the Corporation assumed a tiered-floor structure due to the negative rates registered under this scenario. For loan pricing, the Corporation applied an interest rate floor to all commercial accounts which didn’t have an established floor.

3.	New business originations and end of period balance for loans and deposits were projected using a market-based volume forecast model. The model was built by performing a regression analysis of the historical behavior for loan and deposit balances of the Corporation’s main operating markets and key macroeconomic variables. Through a mix of quantitative analytics and qualitative adjustments based on current and projected market share, the Corporation developed scenario growth (or contraction) assumptions for assets (loans and securities) and liabilities (deposits). These assumptions consider the different volatilities and characteristics of the Corporation’s major geographical market areas.

4.	Prepayments speeds were forecasted using an external Implied Prepayments model for MBS and mortgage loans.

5.	Continued reduction in brokered deposits (55% renewal for Severely Adverse scenario).

6.	Non-performing assets (NPAs) were projected based on a regression analysis of historical NPAs and several macroeconomic variables, applying the resulting determination factor to the severely adverse scenario. The resulting ratio was applied to the total projected asset volumes to get the accrual and non-accrual volumes for balance sheet simulation.

7.	The appropriate level of ALLL at the end of each month is assumed to be at least the amount needed to cover projected losses over the next four quarters.

8.	The projection for non-interest income and expense accounts for Severely Adverse scenario was based on: internal historical experience, historical relationship between non-interest income and expense accounts and macroeconomic variables, and, relevant ratio of corresponding non-interest income and non-interest expense accounts to a relevant balance sheet measure.

6. Most Significant Causes for Changes in Regulatory Capital Ratios

Changes in the capital ratios derive from both the changes in the numerator (namely, Tier-1 capital, Tier-1 common equity capital, and total risk-based capital) and the changes in the denominator (namely, the Risk Weighted Assets “RWA” and total average assets).

The stress test exercise resulted in a reduction in available capital under the severely adverse scenario, which overall reduces the projected capital ratios. Concurrently, a projected decrease in the RWA and total average assets was reflected as a result of reduced loan origination activity and increased net charge offs due to deteriorating macroeconomic conditions, which partially offsets the reduction in available capital. These reductions in both RWA and average assets are based on an extensive regression modeling exercise which shows that the entire local banking industry significantly deleveraged during the most recent period of economic stress. As a result, the Corporation’s balance sheet experiences a marked reduction across the 9 quarter projection period under the Severely Adverse scenario, with RWAs decreasing by approximately 14.2% and total deposits decreasing by 25.2%.

The following chart illustrates the main components affecting the capital ratios and their impact (positive/negative) on the Corporation’s ending capital ratios:

	Actual	Changes in Capital Ratios				Projected
Capital Ratio	Q4 2015	Basel III Impact	PPNR	PLLL	Other[1]	Q1 2018
Total Risk-Based Capital	20.01%	(1.51%)	1.58%	(7.15%)	3.48%	16.41%
Tier-1 Risk-Based Capital	16.92%	(1.67%)	1.58%	(7.15%)	2.77%	12.45%
Common Equity Tier-1	16.92%	(2.02%)	1.58%	(7.15%)	2.66%	11.99%
Tier-1 Leverage	12.22%	(0.47%)	1.14%	(5.16%)	2.38%	10.11%

[1]	Increase is mainly due to the effect of the overall reduction in balance sheet items throughout the projection period.

It is important to note that the projected changes in capital ratios across the projection period are slightly different for the Bank given that they contemplate the declaration of certain dividends made by the Bank to the Corporation in order to provide it with the necessary liquidity to pay all accrued and unpaid interest on the Corporation’s Trust Preferred securities. Furthermore, the projected results reflect in each quarter the assumption that interest payments will continue to be made to Trust Preferred holders throughout the projection period and that the corresponding amount will be up streamed from the Bank to the Corporation in the form of a dividend. The following chart illustrates the main components affecting the Bank’s capital ratios and their impact (positive/negative) on the Bank’s ending capital ratios:

	Actual	Changes in Capital Ratios				Projected
Capital Ratio	Q4 2015	Basel III Impact	PPNR	PLLL	Other[1]	Q1 2018
Total Risk-Based Capital	19.73%	(1.34%)	1.66%	(7.15%)	2.90%	15.80%
Tier-1 Risk-Based Capital	18.45%	(1.24%)	1.66%	(7.15%)	2.79%	14.51%
Common Equity Tier-1	16.35%	(2.18%)	1.66%	(7.15%)	1.90%	10.58%
Tier-1 Leverage	13.33%	(0.02%)	1.20%	(5.17%)	2.46%	11.80%

[1]	Increase is mainly due to the effect of the overall reduction in balance sheet items throughout the projection period.